SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported): February 13, 2004

                         Watts Water Technologies, Inc.
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                    (Exact name of registrant as specified in charter)

         Delaware                    1-11499                  04-2916536
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  (State or other juris-           (Commission               (IRS Employer
 diction of incorporation          File Number)           Identification No.)


 815 Chestnut Street, North Andover, MA                   01845
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(Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (978) 688-1811



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         (Former name or former address, if changed since last report)

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Item 5. Other Events and Required FD Disclosure

      On February 13, 2004, Timothy P. Horne, a member of the Board of Directors of Watts Water Technologies, Inc. (the "Company"), the controlling stockholder of the Company, and its former Chief Executive Officer, President and Chairman, established two pre-arranged plans to sell shares of class A common stock, par value $.10 per share, of the Company ("Class A Common Stock") in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Horne's plans provide that over a six month period, up to 136,642 shares of Class A Common Stock may be sold.

      Mr. Horne also instituted 10b5-1 trading plans in his capacity as trustee of certain trusts for the benefit of Horne family members, which provide in the aggregate for the sale of up to 41,600 shares of Class A Common Stock over a six month period.

      Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not aware of material non-public information and continue to sell shares in accordance with the predetermined plan, even if they subsequently become aware of such information.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 13, 2004                  WATTS WATER TECHNOLOGIES, INC.

                                          By: /s/ William C. McCartney
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                                              William C. McCartney
                                              Chief Financial Officer